Western New England Bancorp, Inc. - 10-Q

EXHIBIT 32.1

statement furnished pursuant to section 906 of the
sarbanes-oxley act of 2002, 18 u.s.c. section 1350

In connection with the Quarterly Report on Form 10-Q of Western New England Bancorp, Inc. (the “Company”) for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James C. Hagan, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

May 8, 2018	/s/ James C. Hagan
Dated	James C. Hagan
President and Chief Executive Officer